                                                                     EXHIBIT 3.2

                                                           Adopted July __, 1996






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                                     BYLAWS

                                       OF

                                  GUESS ?, INC.


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

                                TABLE OF CONTENTS


SECTION                                                                     PAGE


                                    ARTICLE I

                                     OFFICES

     1.01.  Registered Office. . . . . . . . . . . . . . . . . . . . . . . .   1
     1.02.  Other Offices. . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     2.01.  Annual Meetings. . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.02.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.03.  Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . .   2
     2.04.  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.05.  Adjournments . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.06.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.07.  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.08.  Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.09.  Advance Notice of Business to be Transacted at Stockholder
            Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                   ARTICLE III

                               BOARD OF DIRECTORS

     3.01.  General Powers . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.02.  Number and Term of Office. . . . . . . . . . . . . . . . . . . .   5
     3.04.  Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.05.  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.06.  Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.07.  Committees of the Board. . . . . . . . . . . . . . . . . . . . .   8
     3.08.  Directors' Consent in Lieu of Meeting. . . . . . . . . . . . . .   9
     3.09.  Action by Means of Telephone or Similar Communications
            Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.10.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .   9


                                       (i)

SECTION                                                                     PAGE


                                   ARTICLE IV

                                    OFFICERS

     4.01.  Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     4.02.  Authority and Duties . . . . . . . . . . . . . . . . . . . . . .  10
     4.03.  Term of Office, Resignation and Removal. . . . . . . . . . . . .  10
     4.04.  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     4.05.  The Chairman . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     4.06.  The Chief Executive Officer. . . . . . . . . . . . . . . . . . .  10
     4.07.  The President. . . . . . . . . . . . . . . . . . . . . . . . . .  11
     4.08.  The Chief Operating Officer. . . . . . . . . . . . . . . . . . .  11
     4.09.  Vice Presidents. . . . . . . . . . . . . . . . . . . . . . . . .  11
     4.10.  The Secretary. . . . . . . . . . . . . . . . . . . . . . . . . .  11
     4.11.  Assistant Secretaries. . . . . . . . . . . . . . . . . . . . . .  12
     4.12.  The Chief Financial Officer. . . . . . . . . . . . . . . . . . .  12
     4.13.  Assistant Financial Officers . . . . . . . . . . . . . . . . . .  12

                                    ARTICLE V

              CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, AND PROXIES

     5.01.  Execution of Documents . . . . . . . . . . . . . . . . . . . . .  12

                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES

     6.01.  Certificates Evidencing Shares . . . . . . . . . . . . . . . . .  13
     6.02.  Stock Ledger . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     6.03.  Transfers of Shares. . . . . . . . . . . . . . . . . . . . . . .  14
     6.04.  Addresses of Stockholders. . . . . . . . . . . . . . . . . . . .  14
     6.05.  Lost, Destroyed and Mutilated Certificates . . . . . . . . . . .  14
     6.06.  Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     6.07.  Fixing Date for Determination of Stockholders of Record. . . . .  14

                                   ARTICLE VII

                                      SEAL

     7.01.  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


                                      (ii)

SECTION                                                                     PAGE


                                  ARTICLE VIII

                                   FISCAL YEAR

     8.01.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

     9.01.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  15
     9.02.  Insurance for Indemnification. . . . . . . . . . . . . . . . . .  17

                                    ARTICLE X

                                   AMENDMENTS

     10.01.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . .  18


                                      (iii)

                                                           Adopted July __, 1996


                                     BYLAWS

                                       OF

                                  GUESS ?, INC.



                                    ARTICLE I

                                     OFFICES

          SECTION 1.01. REGISTERED OFFICE. The registered office of Guess ?, Inc. (the "CORPORATION") in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

          SECTION 1.02. OTHER OFFICES. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "BOARD") may from time to time determine or the business of the Corporation may from time to time require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 2.01. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation ("DIRECTORS"), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

          SECTION 2.02. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called by the Chairman of the Board (the "CHAIRMAN"), the Chief Executive Officer of the Corporation (the "CHIEF EXECUTIVE OFFICER") or the President of the Corporation (the "PRESIDENT"), to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

          Only such business as is stated in the written notice of a special meeting may be acted upon thereat.

          SECTION 2.03. NOTICE OF MEETINGS. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

          (b) Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary of the Corporation (the "SECRETARY") or any Assistant Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

          SECTION 2.04. WAIVER OF NOTICE. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

          SECTION 2.05. ADJOURNMENTS. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          When any meeting is convened the presiding officer, if directed by the Board, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders

(i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights.

          SECTION 2.06. QUORUM. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation as in effect from time to time (the "CERTIFICATE OF INCORPORATION"), whenever a class of stock of the Corporation is entitled to vote as a separate class, or whenever classes of stock of the Corporation are entitled to vote together as a single class, on any matter brought before any meeting of stockholders, whether annual or special, holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares of stock of such class voting as a separate class, or classes voting together as a single class, as the case may be, outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any such meeting of stockholders. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

          SECTION 2.07. VOTING. Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, when a quorum is present with respect to any matter brought before any meeting of the stockholders, the vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares constituting such quorum shall decide any such matter. Unless otherwise provided in the Certificate of Incorporation, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.

          SECTION 2.08. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such corporate action without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

          SECTION 2.09. ADVANCE NOTICE OF BUSINESS TO BE TRANSACTED AT STOCKHOLDER MEETINGS. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.09 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.09.

          In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that (i) in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, or (ii) in the case of the annual meeting of stockholders held during the 1997 fiscal year of the Corporation, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.09, PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.09 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE III

                               BOARD OF DIRECTORS

          SECTION 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.

          SECTION 3.02. NUMBER AND TERM OF OFFICE. Subject to the rights, if any, of holders of preferred stock of the Corporation, the Board shall consist of not less than three nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board. The Board shall, by resolution passed by a majority of the Board, designate the directors to serve as initial Class I, Class II and Class III directors upon filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except as provided in Section 3.05 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office as provided by Article VIII of the Certificate of Incorporation. None of the directors need be stockholders of the Corporation.

          SECTION 3.03. NOMINATION OF DIRECTORS AND ADVANCE NOTICE THEREOF. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation
(i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.03.

          In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of any annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that (i) in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, or (ii) in the case of the annual meeting of stockholders held during the 1997 fiscal year of the Corporation, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Each proposed nominee shall consent in writing to being named as a nominee and to serve as a director if elected, and such written consent must be submitted with the stockholder's notice to the Secretary.

          No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3.03. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          SECTION 3.04. RESIGNATION. Any Director may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the Chief Executive Officer, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.05. VACANCIES. Vacancies occurring in the Board and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          SECTION 3.06. MEETINGS. (a) ANNUAL MEETINGS. As soon as practicable after each annual election of Directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

          (b) OTHER MEETINGS. Other meetings of the Board shall be held at such times as the Board, the Chairman, the Chief Executive Officer, the President or the Secretary shall from time to time determine.

          (c) NOTICE OF MEETINGS. The Secretary or any Assistant Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.


          (d) PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

          (e) QUORUM AND MANNER OF ACTING. A majority of the total number of Directors (but not less than two) shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

          (f) ORGANIZATION. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

               (i)    the Chairman;

               (ii)   the Chief Executive Officer or President;

               (iii) any Director chosen by a majority of the Directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

          SECTION 3.07. COMMITTEES OF THE BOARD. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; PROVIDED, HOWEVER, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"), fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251, 252, 254, 255, 256, 257, 258, 263, or 264 of the General
Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Bylaws; PROVIDED, FURTHER, HOWEVER, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.


          SECTION 3.08. DIRECTORS' CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

          SECTION 3.09. ACTION BY MEANS OF TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          SECTION 3.10. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                    OFFICERS

          SECTION 4.01. OFFICERS. The officers of the Corporation shall be the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, the Secretary and the Chief Financial Officer and may include one or more Vice Presidents (which may include Senior Vice Presidents, Executive Vice Presidents and Senior Executive Vice Presidents) and one or more Assistant Secretaries and one or more Assistant Financial Officers. Any two or more offices may be held by the same person.

          SECTION 4.02. AUTHORITY AND DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

          SECTION 4.03. TERM OF OFFICE, RESIGNATION AND REMOVAL. (a) Each officer shall be elected or appointed by, or in such matter as shall be determined by, the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

          (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, at the time it is accepted by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board.

          SECTION 4.04. VACANCIES. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

          SECTION 4.05. THE CHAIRMAN. The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

          SECTION 4.06. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, together with the President and subject to the control of the Board, have general and active management and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

          SECTION 4.07. THE PRESIDENT. The President shall, together with the Chief Executive Officer and subject to the control of the Board, have general and active management and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

          SECTION 4.08. THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall, subject to the control of the Board, the Chief Executive Officer and the President, have general and active management and control of the operation of the business of the Corporation and shall see that all orders and resolutions of the Board, the Chief Executive

Officer and the President are carried into effect. The Chief Operating Officer shall perform all duties incident to the office of Chief Operating Officer and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

          SECTION 4.09. VICE PRESIDENTS. Vice Presidents of the Corporation ("VICE PRESIDENTS"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer, the President and the Chief Operating Officer perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the Chief Executive Officer, the President or the Chief Operating Officer, shall perform the duties and exercise the powers of the Chief Executive Officer, the President or the Chief Operating Officer, as the case may be.

          SECTION 4.10. THE SECRETARY. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman, the Chief Executive Officer or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Chief Financial Officer of the Corporation or an Assistant Secretary or Assistant Financial Officer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman, the Chief Executive Officer or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman, the Chief Executive Officer or the President.

          SECTION 4.11. ASSISTANT SECRETARIES. Assistant Secretaries of the Corporation ("ASSISTANT SECRETARIES"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

          SECTION 4.12. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board, the Chairman or the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.


          SECTION 4.13. ASSISTANT FINANCIAL OFFICERS. Assistant Financial Officers of the Corporation, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Financial Officer and perform such other duties as the Board or the Chief Financial Officer shall prescribe, and, in the absence or disability of the Chief Financial Officer, shall perform the duties and exercise the powers of the Chief Financial Officer.


                                    ARTICLE V

              CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, AND PROXIES

          SECTION 5.01. EXECUTION OF DOCUMENTS. The Chairman, the Chief Executive Officer, the President and the Chief Operating Officer, and the officers, employees and agents of the Corporation designated by the Board (or any duly authorized committee thereof to the extent permitted by law), shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and each such officer, employee and agent, without further action by the Board, may delegate such power (including authority to redelegate) by any means, written or oral, to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

          SECTION 5.02. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, or any officer of the Corporation to whom power in this respect shall have been given by the Board, shall direct.

          SECTION 5.03. PROXIES IN RESPECT OF STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.


                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES

          SECTION 6.01. CERTIFICATES EVIDENCING SHARES. Every owner of shares of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares of stock of the Corporation owned by him, which certificate shall be in such form as may be prescribed by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or any Vice President and by the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Financial Officer. Any or all signatures on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

          SECTION 6.02. STOCK LEDGER. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate for stock issued by the Corporation, the number of shares of stock evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes as regards the Corporation.

          SECTION 6.03. TRANSFERS OF SHARES. Registration of transfers of shares of stock shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

          SECTION 6.04. ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

          SECTION 6.05. LOST, DESTROYED AND MUTILATED CERTIFICATES. A holder of shares of stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing all or any such shares of stock. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares of stock evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 6.06. REGULATIONS. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing shares of stock of the Corporation.


          SECTION 6.07. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such corporate action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.


                                   ARTICLE VII

                                      SEAL

          SECTION 7.01. SEAL. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".

                                  ARTICLE VIII

                                   FISCAL YEAR

          SECTION 8.01. FISCAL YEAR. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.


                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

          SECTION 9.01. INDEMNIFICATION. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01(a) and (b) of these Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under Section 9.01(a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.01(a) and (b) of these Bylaws. Such determination shall be made (i) by a majority vote of directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          (g) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (h) For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

          (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 9.02. INSURANCE FOR INDEMNIFICATION. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.


                                    ARTICLE X

                                   AMENDMENTS

          SECTION 10.01. AMENDMENTS. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, either by the Board or by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66-2/3% of the outstanding capital stock entitled to vote thereon.